UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 9, 2022

CRIMSON WINE GROUP, LTD.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-54866	13-3607383
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
5901 Silverado Trail, Napa, California		94558
(Address of Principal Executive Offices)		(Zip Code)

(800) 486-0503
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 9, 2022, the compensation committee (the “Compensation Committee”) of Crimson Wine Group, Ltd.’s (the “Company”) board of directors approved a stock option award under the Crimson Wine Group, Ltd. 2013 Omnibus Incentive Plan to Jennifer L. Locke, the Company’s Chief Executive Officer, consisting of options to purchase an aggregate of 500,000 shares of the Company’s common stock in four tranches, subject to both performance-based vesting requirements and time-based vesting requirements, as set forth in the table below. The options were granted on March 11, 2022 with an exercise price of $7.50 and will expire on March 11, 2032.

Tranche #	Number of Shares Subject to Option	Performance Period
1	50,000	January 1, 2022 – December 31, 2022
2	100,000	January 1, 2023 – December 31, 2023
3	150,000	January 1, 2024 – December 31, 2024
4	200,000	January 1, 2025 – December 31, 2025

The performance-based vesting requirement with respect to any particular tranche of options will be satisfied if, and only if, the Compensation Committee determines that certain annual target or cumulative target “Adjusted EBITDA” goals are achieved. More specifically, the performance-based vesting requirement for a tranche will be satisfied if the annual target Adjusted EBITDA goal for the applicable performance period is achieved. If the Company fails to attain the annual target Adjusted EBITDA goal for a particular tranche, such tranche will remain outstanding and the performance-based vesting requirement will be satisfied only if the cumulative target Adjusted EBITDA goal for the applicable performance period or any future performance period (if any) is achieved.

“Adjusted EBITDA” is defined as the Company’s net (loss) income attributable to common stockholders before interest expense, (benefit) provision for income taxes, depreciation and amortization, stock based compensation, restructuring expenses, impairment charges, vineyard disposals, apples sales from 2018-2019, step-up cost of goods sold (COGS) related to the acquisition of Seven Hills Winery, and restatement expenses as reported by the Company in its financial statements on Forms 10-Q and 10-K filed with the U.S. Securities and Exchange Commission (but without giving effect to any rounding used in reporting the amounts in Form 10-Q and Form 10-K), for the previous 4 consecutive fiscal quarters of the Company. In the event that the Company or any affiliate or subsidiary acquires any other company or business unit, the financial results of such acquired company or business unit shall be included in calculation of Adjusted EBITDA.

Any options for which the performance-based vesting requirements described above have been satisfied shall be subject to the additional time-based vesting requirement whereby 25% of the shares subject to the option shall immediately vest on the date on which the Compensation Committee determines the performance-based vesting requirement has been satisfied with respect to a particular tranche (the “Performance Requirement Satisfaction Date”) with the remaining options vesting in three equal annual installments beginning on the first year anniversary of the Performance Requirement Satisfaction Date.

Additionally, on March 11, 2022, the Company and Ms. Locke entered into an amendment (the “Amendment”) to the employment agreement by and between the Company and Ms. Locke, which was effective as of December 2, 2019 (the “Employment Agreement”). Pursuant to the Amendment, Ms. Locke’s base salary was increased to $375,000 per year, subject to adjustment by the Compensation Committee in its discretion. Additionally, beginning January 1, 2022, Ms. Locke’s target annual cash bonus amount will equal 50% of Ms. Locke’s base salary. Ms. Locke may also be eligible to receive additional discretionary bonuses, with such bonus amounts and bonus terms and conditions established by the Compensation Committee, in its sole discretion.

Except as set forth in the Amendment, the terms of the Employment Agreement remain unchanged. The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
10.1	First Amendment to Employment Agreement, dated March 11, 2022, by and between Crimson Wine Group, Ltd. and Jennifer L. Locke
104	Cover Page Interactive Data File (cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 12, 2022

CRIMSON WINE GROUP, LTD.

By: /s/ Karen L. Diepholz
Name: Karen L. Diepholz
Title: Chief Financial Officer